                                                                    Exhibit 23.3


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-105379) and related Proxy Statement/Prospectus of Jo-Ann Stores, Inc. for the registration of 21,990,000 shares of its Common Shares and to the incorporation by reference therein of our report dated March 10, 2003, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in its Annual Report (Form 10-K/A) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
September 5, 2003